Exhibit 4.69

Notice

In order to protect your interests, please read the following precautions carefully before signing the Contract:

I. You already have the legal knowledge of bank loans and guarantees.

II. You have read all the terms and conditions of this Contract and know their meanings. China Resources Bank of Zhuhai has fully presented and explained the terms and conditions of this Contract to you.

III. You have ensured that the relevant documents and materials submitted to China Resources Bank of Zhuhai are true, legal and valid.

IV. You have confirmed that you have the right to confirm the Contract, and you will log in to our online financing platform/electronic system for confirmation.

V. You have ascertained that any fraud or breach of Contract shall be subject to corresponding legal liabilities.

VI. You will voluntarily sign and perform this Contract according to the agreement based on the principles of honesty and credibility.

VII. For consultation and complaint, please contact the Customer Service Center of our bank at 4008-800-338; 96588 (please dial 0756 first if you are outside Guangdong Province).

[Special Reminder] This Contract is concluded by Party A and Party B through negotiation according to law on the basis of equality and voluntariness, and all the terms and conditions of the Contract are the true expression of both parties’ intentions. In order to safeguard the legitimate rights and interests of Party B, Party A hereby requests Party B to pay full attention to all the terms and conditions concerning the rights and obligations of both parties, especially the contents in bold.

Working capital loan Contract

(Version of online contract signing)

Contract No.: H.Y. (2022) S.S.Zi (Tax) No. [   ]

Credit Grantor (hereinafter referred to as “Party A”): Shenzhen Branch of China Resources Bank of Zhuhai Co., Ltd.

Credit Receiver (hereinafter referred to as “Party B”):

Shenzhen United Time Technology Co., Ltd.

Party A will provide Party B with loan services in RMB under the Contract. The specific loan information shall be subject to the information contained in the Loan Contract and the IOU (if any, the same below) under this Contract. The Loan Contract and the IOU are an integral part of this Contract and have the same legal effect. Party B hereby confirms and agrees that the loan relationship between Party B and Party A under the Contract shall be bound by the Contract.

This contract is signed by Party B and Party A.

Article I Content of Working capital loan

1. Working capital loan Amount: The working capital loan amount referred to in this Contract refers to the maximum loan amount provided by Party A to Party B, which is Two Million Yuan Only.

2. Validity period of working capital loan: from the effective date of this Contract to December 2, 2022. The term of a single loan shall be subject to the provisions of the Loan Contract. The signing of this Contract by both parties does not constitute a loan commitment from Party A to Party B. Party A has the right to adjust, terminate and suspend the validity period of the working capital loan according to Party A’s approval policy, Party B’s credit changes and contract performance. Party A does not need to notify Party B separately to adjust the validity period of the working capital loan. The latest maturity date of a single specific business under the working capital loan is the maturity date of the working capital loan. The withdrawal date of each specific business shall not be later than 7 days before the expiration date of the effective use period of the above working capital loan.

3. Working capital loan circulation method: The working capital loan circulation method applicable to this Contract adopts the following (1) method, and Party A has the right to adjust this treatment method according to Party B’s credit changes and contract performance. Party B has fully understood this and has no objection:

(1) The full amount of working capital loan could be circulated. That is, under the above mentioned agreed working capital loan, if Party B’s debt to Party A has been paid off within the validity period of the above-mentioned working capital loan, and Party A restores the corresponding working capital loan to Party B as for the paid off amount, and Party B can use the working capital loan again within its validity period.

(2) The full amount of the working capital loan cannot be circulated. That is, under the above mentioned agreed working capital loan, if Party B’s debt to Party A has been paid off within the validity period of the above-mentioned working capital loan, Party A will not restore the corresponding working capital loan to Party B as for the paid off amount, and Party B cannot use the working capital loan again within its validity period.

(3) Part of the working capital loan can be circulated, that is, part of the working capital loan agreed above can be recovered by Party A to Party B after being paid off within the validity period of the working capital loan, and Party B can use the working capital loan again within its validity period.

4. For a single loan under this working capital loan, Party B shall submit a written application to Party A one by one. Party A has the right to decide whether to issue a single loan under this working capital loan to Party B. If Party A agrees to issue a single loan after review, Party A and Party B shall sign a specific business contract (including IOU/loan voucher) according to the nature of the business. If the specific business contract (including IOU/loan voucher) is inconsistent with the provisions of this Contract, the specific business contract (including IOU/loan voucher) shall prevail.

Article II Interest Rate and Interest-bearing

1. The loan interest rate under the line is simple interest, subject to the provisions of the Loan Contract signed under the line.

2. The term of a single loan under this working capital loan shall be calculated from the date when Party A issues the loan to the lending account.

3. The loan interest under the Contract shall be calculated on the basis of 360 days per year, and shall be collected according to the lending amount actually transferred to Party B’s lending account or the account designated by Party B and occupation days from the date when the loan is transferred by Party A. The interest is calculated based on the loan balance and the actual number of days. The calculation formula of interest is: loan balance × loan interest rate × actual number of days in the corresponding interest period ÷ 360.

Article III Penalty Interest and Compound Interest

1. If Party B fails to repay the loan as agreed in this Contract, Party A has the right to charge interest at the penalty interest rate for the loan principal that cannot be repaid on time. The number of days to be charged is the actual number of days overdue from the date of overdue loan to the date of actual settlement. The penalty interest rate is 50% more than the loan interest rate. Compound interest shall be charged at the penalty interest rate for the loan interest that cannot be paid on time.

2. If Party B fails to use the loan for the purposes agreed in the Contract, Party A shall have the right to collect interest on the loan principal not used for the agreed purpose at the default interest rate. The collections days shall be from the day when Party B misappropriates the loan to the actual settlement date. The penalty interest rate is plus 100% on the basis of the loan interest rate, and a compound interest shall be collected according to the default interest rate for the interest that cannot be paid on time.

3. When the loan interest rate of the Contract is adjusted, the penalty interest rate shall be adjusted accordingly, which shall be applied at the same time as the loan interest rate and calculated in sections. If a loan is overdue and not used for the purpose specified in the Contract, the default interest rate shall be calculated at the one whichever is higher.

Article IV Issuance and Payment of Loan

1. Party A shall issue and pay the loan to Party B when the Contract comes into effect and Party B completes the loan formalities and all other formalities required by Party A. The issuance of the loan means that Party A transfers the loan under the Contract to Party B’s account. The payment of loan means, in the case of entrusted payment, that Party A is entrusted by Party B to transfer the loan issued under the Contract to Party B’s trading partners; and in the case of independent payment, that Party B transfers the loan issued under the Contract to Party B’s trading partners by itself.

2. Party A has the right to determine the payment method of the loan according to the purpose, the specific amount of the loan and relevant laws and regulations, i.e., entrusted payment by Party A and/or independent payment by Party B. Party A has the right to refuse to issue the loan if the purpose or payment method of the loan does not accord with the Contract nor meet the requirements of Party A.

3. For self-payment loan, Party A shall issue the loan fund to Party B’s account according to Party B’s withdrawal application, and Party B shall independently pay it to Party B’s trading objects that meets the agreed purpose; For the loan entrusted for payment, Party A shall pay to the designated account of the trading objects designated by Party B according to the Loan Entrusted Payment Application submitted by Party B when applying for withdrawal.

4. Party A has the right to require Party B to provide the trading objects, payment amount and other information as well as the corresponding business contract and other supporting materials as required by Party A, and to summarize and inform Party A of the loan fund payment regularly in writing. Party A has the right to check whether the loan payment meets the agreed purpose through account analysis, voucher inspection and on-site investigation and other methods, and Party B shall cooperate.

Article V Use of Working capital loan

1. The precondition for the use of working capital loan is that the Contract comes into effect, i.e. the above-mentioned working capital loan application has been approved by Party A.

2. Party B shall not use the loan fund under the working capital loan for purchasing houses, repaying mortgage loans, investment in stocks, bonds, futures, financial derivatives and asset management products, investment in fixed assets and equity, and other purposes prohibited by laws and regulations. Without the written consent of Party A, Party B shall not change the purpose of the loan nor misappropriate the loan for other purposes. (In the case that the loan under the Contract adopts the method of entrusted payment by Party A, if Party B withdraws or instructs the transaction objects to transfer all or part of the loan to other accounts of Party B or other third-party accounts unrelated to this transaction without authorization, it shall be deemed that Party B has misappropriated the loan under the Contract for other purposes). Party B shall provide relevant transaction documents, transaction vouchers or other transaction certification materials to Party A according to Party A’s requirements, and Party B shall guarantee that the materials provided are true, complete, legal and effective.

3. The amount of a single loan under this working capital loan shall not exceed the balance of Party B’s working capital loan at that time.

4. Party B shall not use this working capital loan for tax evasion, debt evasion, cash arbitrage, money laundering and other illegal and criminal activities. If Party B has the risk features specified by the regulatory authority or determined by Party A according to its subjective judgment during the use of this working capital loan, Party A has the right to suspend or terminate Party B’s use of this working capital loan at any time without any form of prior notice or confirmation.

Article VI Identity Authentication Information

1. The identity authentication information referred to in this Contract is the information elements used by Party A to identify Party B’s identity, including but not limited to Party B’s login password and transaction password, Ukey, digital certificate, SMS verification code, face recognition and other information elements recognized by Party A or stipulated by laws and regulations in Party A’s mobile banking/online financing platform and other electronic systems.

2. Party B knows that Party A has verified the identity of the transaction using this working capital loan by identifying the identity of Party B/Party B’s legal representative, and agrees that any transaction generated after successfully identifying the identity of Party B/Party B’s legal representative by one or more means, such as face recognition, password verification, is a transaction of Party B, and Party B shall bear the corresponding transaction consequences. Electronic information records generated by various settlement transactions and working capital loan withdrawal handled by electronic data information such as transaction vouchers electronically confirmed by Party B shall be regarded as valid vouchers for such transaction.

3. Party B shall keep it properly and shall not provide the identity authentication elements to any third party or hand them over to any third party for use. Party B confirms the accuracy, authenticity, validity and integrity of the identity authentication information submitted. If Party B needs to update the identity authentication information, it shall comply with Party A’s requirements. The application and confirmation made by Party B using the above identity authentication information shall be regarded as Party B’s own behavior, and Party B shall be responsible for the consequences arising therefrom, and shall be responsible for the fraudulent use, embezzlement or illegal use of Party B’s account, password and other information not caused by Party A. The risks arising therefrom shall be borne by Party B.

Article VII Repayment

1. Party B authorizes Party A to deduct the principal and interest due from Party B’s repayment account. If the account status of the repayment account is abnormal and Party B is unable to make normal repayment through the account, or if Party B intends to change the account, Party B shall go through the corresponding change procedures. Before the effectiveness of account changing procedure, if the original repayment account cannot be fully deducted, Party B shall repay the loan at the branch designated by Party A, or Party A shall have the right to deduct from Party B’s other account of Party B and/or require Party B to continue to pay off the loan. The interest loss and any other loss caused thereby shall be borne by Party B.

The loan account and repayment account under this Contract are the same account.

Repayment account

Account name: [    ]

Account number: Shenzhen United Time Technology Co., Ltd.

Opening bank: China Resources Bank of Zhuhai Co., Ltd.

2. Please refer to the Loan Contract separately signed by both parties for the loan repayment method and repayment plan under this Contract.

3. Party B shall deposit the full amount of the repayments into Party B’s repayment account one day before the agreed repayment date, and Party B irrevocably authorizes Party A to deduct the principal and interest, penalty interest, compound interest, prepaid expenses of Party A to Party B and other related expenses of the loan from Party B’s repayment account under the Contract.

If automatic repayment deduction fails due to various reasons (including but not limited to insufficient balance of repayment account), any overdue payment will affect Party B’s credit record.

4. Repayment order: The payments made by Party B shall be used to pay off the debts in the following order: (1) The expenses for realizing the creditor’s rights and security rights; (2) Compensation for prepayment; (3) Compound interest; (4) Penalty interest; (5) Interest; (6) Principal. However, Party A has the right to unilaterally change the aforesaid deduction order according to Party B’s credit status and Party A’s risk policy without prior notice to Party B.

5. Party B shall not cancel its repayment account until Party B has paid off all loan expenses, principal and interest, except under special circumstances. In case of special circumstances, the repayment account of Party B may be changed after the approval of Party A.

6. Party B has the right to apply for prepayment in whole or in partial, but cannot submit a prepayment application on the day of loan issuance and repayment date.

7. Party B shall actively inquire about the transaction details of the working capital loan of Party B’s account to confirm the transaction contents. The transaction records under this working capital loan kept by Party A are all authentic evidence for the use of this working capital loan and binding on Party B. Party B shall not deny the use of loan fund or transaction fund under the working capital loan on the grounds that it has not received the account statement or seen the transaction details.

Article VIII Rights and Obligations of Party A

1. Party A enjoys the following rights:

(1) Require Party B to provide information related to the use of the working capital loan.

(2) Know Party B’s credit status and economic status, have the right to inquire Party B’s credit information in the basic credit information database of the People’s Bank of China and other legally established national or local credit reporting agencies, and have the right to provide Party B’s credit information to the People’s Bank of China’s basic credit information database and other legally established national or local credit reporting agencies, unless otherwise stipulated by law.

(3) Party A and its cooperative units can send various business information to Party B.

(4) Party A has the right to adjust the amount and validity period of the working capital loan granted by Party A to Party B according to the changes in macroeconomic conditions, market conditions and Party B’s credit status.

(5) Three months after the limit comes into effect, if Party B fails to withdraw the loan within the working capital loan, Party A has the right to adjust the amount and validity period of the working capital loan of Party B.

(6) Where Party B makes the payment independently, Party A has the right to require Party B to report or inform Party A of the payment of loan funds on a regular basis.

(7) Party A has the right to transfer all or part of the Creditors under the working capital loan. Where Party A transfers all or part of the creditor’s claims, it is not necessary to obtain the consent of Party B. Party B is obliged to cooperate with Party A in handling relevant procedures as required.

2. Party A undertakes the following obligations:

(1) Accept Party B’s loan application within the working capital loan according to this Contract and Party A’s internal approval management measures.

(2) If Party A approves Party B’s application for a single loan within the working capital loan, it shall issue the loan to Party B in accordance with this Contract and the IOU.

(3) The property, account and other information of Party B and its co-owners shall be kept confidential, unless otherwise provided to legal credit reporting agencies, laws and regulations or required by regulatory authority as authorized by Party B.

Article IX Rights and Obligations of Party B

1. Party B enjoys the following rights:

(1) Have the right to apply to Party A for the use of working capital loan according to the conditions agreed herein.

(2) Have the right to require Party A to keep confidential the property, account and other information provided by Party B, unless otherwise stipulated by laws and regulations or required by the regulatory authority.

2. Party B undertakes the following obligations:

(1) Fill in truthfully this Contract and other materials required by Party A, and cooperate with Party A to carry out investigation, review and inspection.

(2) In case of any situation that may adversely affect the creditor’s rights of Party A, Party A shall be notified in time, and Party A shall cooperate with Party A to implement the guarantee measures for the safe repayment of the amount payable under this Contract and all other related expenses.

(3) Party B shall actively cooperate with Party A to check the use of its loans, provide Party A with written reports, account information, payment vouchers and other materials as required by Party A, and accept on-site verification by Party A.

(4) During the duration of the loan, Party B agrees and authorizes Party A to provide the credit information and related loan information provided by Party B to the basic credit information database of the People’s Bank of China and the credit database established with the approval of the credit administrative department.

(5) Where Party B makes the payment independently, it shall report or inform Party A of the payment of loan funds on a regular basis.

Article X Statement and Commitment of Party B

1. Party B has full capacity for civil rights and capacity for civil conduct to conclude and perform the Contract.

2. Party B guarantees that its credit is in good condition and has no major bad credit record.

3. The property provided by Party B to Party A and all relevant materials required by Party A are accurate, true, complete and effective, and the documents provided in the form of copies are consistent with the originals.

4. Party B guarantees that Party B will not refuse to fulfill its repayment obligations on the grounds of disputes with any third party.

5. Party B guarantees to cooperate with Party A to check the use of the loan under the working capital loan of the Contract and the credit status of Party B at any time according to the requirements of Party A.

6. Party B guarantees that upon signing the Contract, when Party B fails to meet the specified loan conditions and Party A refuses to lend funds, Party B has no objection.

7. Party B authorizes Party A to collect, query and verify Party B’s relevant qualitative and quantitative information (including but not limited to tax, social security payment, housing provident fund payment and other information) through legal channels and means such as credit management departments and third parties to fully understand Party B’s credit status.

Article XI Acceleration of Maturity

In case of any of the following circumstances, Party A has the right to announce the acceleration of maturity of the working capital loan under the Contract, and require Party B to repay all or part of the loan principal and interest under the working capital loan in advance and stop withdrawing:

1. If Party B settles in advance the stock mortgage credit business in Party A, it shall first settle all the loans under the working capital loan of this Contract (that is, in this case, the loans under this Contract expire in advance).

2. The principal and interest of any phase of any loan of Party B under the working capital loan of this contract are overdue.

3. Party B arbitrarily changes the use of the loan under the working capital loan or misappropriates it for other purposes.

4. Party B is suspected of engaging in illegal activities with loans under the working capital loan of the Contract.

5. Party B fails to provide Party A with the information required by Party A on time, or the relevant information provided to Party A is untrue, or material matters are concealed from Party A, endangering the credit security of Party A.

6. Party B’s suspension of business, revocation or cancellation of business license and other situations that may endanger Party A’s credit security.

7. Party B is declared bankrupt/reorganized.

8. Party B is involved in litigation and arbitration, which seriously affects its ability to perform its debts, or is announced by the judicial authority to confiscate its property or take compulsory measures, which affects its ability to perform its debts to Party A.

9. If any other credit, loan, guarantee, compensation or other debt repayment liability of Party B cannot be fulfilled when due, Party B’s ability to fulfill the debt hereunder will be affected.

10. Party B loses or is likely to lose the ability to perform its debts due to major adverse changes in its business or other circumstances.

11. Party B violates the representations and warranties made to Party A, or violates any obligation under this Contract, and Party A believes that the above behaviors of Party B endanger the credit security.

12. Major adjustments have taken place in relevant national policies and regulations.

Article XII Breach of Contract and Handling

1. Party B shall be deemed to have breached the contract under any of the following circumstances:

(1) Any amount payable by Party B under the Contract is overdue.

(2) Party B violates any of its obligations under the Contract, or Party B explicitly expresses or indicates that it does not perform any of its obligations under the contract by its own behaviors.

(3) The relevant certificates and documents submitted by Party B to Party A or any statements, warranties and promises made by Party B are untrue, inaccurate, incomplete or contain false records, misleading statements or material omissions.

(4) Party B conceals the true important information or does not cooperate with Party A’s investigation, review and inspection.

(5) Party B changes the use of loan funds without authorization, or misappropriates loans or engages in illegal and illegal transactions with bank loans.

(6) Customers making payment independently cannot provide relevant documents and vouchers for loan purposes that meet the requirements of Party A within one month after lending or before the first repayment.

(7) Party B violates other similar contracts (including but not limited to Credit Contracts, Loan Contracts and Guarantee Contracts) signed with Party A or other third parties or any securities of debt nature issued by Party B, or litigates or arbitrates due to disputes arising from such Contracts or securities.

(8) Party B uses false Contracts and Arrangements with any third party (including but not limited to the related parties of Party B), including but not limited to bills receivable and other discounting or pledging creditors without real trade background to obtain funds or credit from Party A or other banks.

(9) Party B intentionally evades bank creditors through related party transactions or other means.

(10) Party B is investigated for criminal responsibility or subject to other coercive measures or measures taken by relevant authorities to restrict one of its rights according to law, and Party A believes that the realization of creditor’s rights under this Contract has been or may be endangered.

(11) Other situations related to Party B that endanger or may endanger the realization of creditor’s rights under this Contract.

2. In the event of any breach of contract specified in paragraph 1 of the Article, Party A has the right to take any of the following measures or also take multiple measures:

(1) Adjust, cancel or suspend the working capital loan under the Contract, or adjust the validity period of the working capital loan, or adjust the withdrawal period.

(2) Declare that all or part of the debts of Party B under this working capital loan are due immediately, and require Party B to immediately repay all or part of the working capital loan used.

(3) If the loan under the working capital loan is overdue, Party A has the right to take actions it deems appropriate to collect from Party B, including sending loan repayment reminder notice and overdue repayment notice to Party B, calling for collection, employing a third-party agent for collection, or notifying relevant departments or units, or announcing collection through news media. All direct or indirect expenses arising from the aforesaid collection measures shall be borne by Party B.

(4) Party A has the right to deduct money directly from the accounts of Party B and the guarantor to pay off all debts of Party B under the Contract and loan receipt (including debts required by Party A to be paid off in advance) without prior consent from Party B and the guarantor.

(5) Other remedies claimed by Party A according to law and in accordance with the Contract and loan receipt.

Article XIII Notification and Service

1. The contact information and service address under this Contract are as follows:

Party B’s address: Tianzhan Building, Tian’an Chegongmiao Industrial Zone, Xiangmihu, Futian District, Shenzhen, Guangdong, China; Addressee: Bao Minfei ; Tel.: [ ] ; Fax: / ; E-mail: / .

Party A’s address: Shenzhen Branch of China Resources Bank of Zhuhai Co., Ltd., Phase 2, Zhuoyue Times Square, No. 8, Zhongxin 4th Road, Futian District, Shenzhen, Guangdong Province Addressee: Shenzhen Branch of China Resources Bank of Zhuhai Co., Ltd.

2. Party B knows and agrees that the contact information and service address under this Contract shall be the service address of the court/arbitration institution/Party A’s litigation materials and legal documents involved in disputes under this Contract.

3. Party B knows and agrees that the court/arbitration institution can use the above service address to serve litigation materials and legal documents by mail; Litigation materials and legal documents can be served by using the above agreed mobile phone number, fax and e-mail through electronic delivery (including modern communication methods such as e-mail and mobile phone short message).

4. Party B knows and agrees that in the process of performing this Contract, once the disputes involved in this Contract between the parties enter into judicial/arbitration proceedings, the court/arbitration institution can serve litigation materials or legal documents to Party B through one or more of the above service methods. The service time shall be subject to the first service of the above service methods.

5. Party B knows and agrees that the above service agreement is applicable to mediation, first instance, second instance, retrial (including retrial review) and execution stages in the litigation procedure.

6. Party B knows and agrees to ensure the authenticity and validity of the above agreed address, mobile phone number, contact person, fax, e-mail and other information. In case of any change in relevant information, Party B shall promptly notify Party A in writing, otherwise, the delivery of the original address and other information is still valid, and Party B shall bear the legal consequences arising therefrom.

7. Party B knows and agrees that the mobile phone number and e-mail address agreed above can effectively and timely receive the litigation materials and legal documents served by the court/arbitration institution.

8. Party B knows and agrees that if the court/arbitration institution serves litigation materials and legal documents by electronic service, it may not serve paper documents to the legal/other agreed address of Party B.

9. Party B knows that where the above agreed address, mobile phone number, e-mail and other service information are untrue, inaccurate and not updated in time, resulting in the failure to actually deliver the litigation materials and legal documents, or the failure to timely deliver them, or the refusal to sign for them, it shall be deemed as effective delivery, and Party B shall bear the corresponding legal consequences.

Article XIV Party A has the right to require Party B to provide the relevant information required by Party A, and has the right to query and use Party B’s credit reports and relevant information through the basic financial credit information database or other information systems recognized or approved by the national competent authorities such as legally established credit reporting agencies during the performance of the Contract and post-loan management

Party A has the right to provide the information related to the Contract (including bad information such as the Party B’s breach of contract) and other relevant information (including basic information of the Party B, credit transaction information such as transaction records formed in credit granting and external guarantee and other relevant credit information) to the basic financial credit information database or other credit reference institutions established in accordance with the law, regulations or other regulatory documents or the requirements of the financial regulatory authority.

Article XV To verify the authenticity of Party B’s identity, Party B authorizes Party A to legally understand, obtain and verify Party B’s information, including contact information and identity information, to pay/credit reporting/financial agencies or other third parties (including but not limited to qualified credit reporting agencies, telecom operators and their agents, affiliated companies, identity information inquiry center of the Ministry of Public Security, etc.) in accordance with the Regulation on the Administration of Credit Investigation Industry and relevant laws and regulations.

Article XVI Other clauses

1. Party B shall still bear the responsibility of repaying all debts owed to Party A under the Contract when the Contract becomes invalid in law for any reason or some clauses are invalid. In case of the above situation, Party A has the right to terminate the Contract and immediately recover all debts owed by Party B under the Contract.

2. During the term of this Contract, any tolerance or grace granted by Party A to Party B’s any breach or delay of contract, or delay in exercising the rights of Party A under this Contract shall not impair, affect or restrict Party A’s rights as a creditor under this Contract and relevant laws, nor be regarded as Party A’s permission or approval of any breach of contract, or as Party A’s waiver of the right to take action against Party B’s existing or future breach of contract.

3. All expenses incurred due to the conclusion and performance of this Contract shall be determined by the parties through negotiation, except that laws, regulations and rules specify the subject to assume the expenses.

4. Where Party B fails to repay the amount due, the reasonable expenses required by Party A for collecting the amount due, including announcement, delivery, appraisal fees, attorney fees, legal fees, travel expenses, evaluation fees, auction fees, property preservation fees and enforcement fees, shall be borne by Party B.

5. Party A shall not be liable for any breach of contract or compensation if the software (hardware) system of Party A fails to work normally due to any of the following conditions, including but not limited to:

(1) During the maintenance of this service website.

(2) The telecommunication equipment fails to transmit data.

(3) Where the service operation system is obstructed and cannot execute the business due to typhoon, earthquake, tsunami, flood, power outage, war, terrorist attack and other force majeure factors.

(4) Service interruption or delay caused by hacker attacks, technical adjustment, failure, website upgrade and other reasons of relevant departments, enterprises and institutions that rely on information technology organized by telecommunications departments, repayment account opening banks and other third-party payment institutions.

6. Party B promises to abide by China’s anti-money laundering laws and regulations and not participate in illegal and criminal activities such as suspected money laundering, terrorist financing and proliferation financing; Actively cooperate with Party A’s customer identification and due diligence, provide true, accurate, complete and effective customer information, and comply with Party A’s regulations on anti-money laundering and anti-terrorist financing.

When Party A needs Party B’s assistance to comply with anti-money laundering or other regulatory requirements, Party B shall cooperate and provide corresponding written materials.

Article XVII Party A and Party B confirm and agree that this Contract shall be signed in the form of data message approved by both parties; The electronic signature mode used by Party B in Party A’s online financing platform/electronic system is a reliable electronic signature mode agreed by both parties; The way Party B logs in to Party A’s online financing platform/electronic system is the identity authentication method recognized by both parties. Any operation after the identity authentication method is considered as Party B’s own behavior, and Party B promises to be responsible for the legal consequences arising therefrom. This Contract shall come into force after Party B clicks Submit and Confirm on Party A’s online financing platform/electronic system or both parties stamp electronic signatures.

Article XVIII The transaction voucher electronically confirmed by Party B and the electronic information records generated from various settlement transactions and working capital loan withdrawal and repayment transactions handled by the identity authentication information shall be deemed as the effective vouchers for such transaction.

Party A shall prepare and retain the relevant documents and vouchers on the loan under the Contract according to its business rules, which shall constitute valid evidence to prove the creditors and debts relationship between the borrower and the lender and shall be binding on Party B.

Article XIX The laws of the People’s Republic of China are applicable to this contract. In case of any dispute during the performance of the Contract, both parties shall negotiate or mediate; If negotiation or mediation fails, a lawsuit or other mediation methods agreed by both parties shall be filed with the people’s court with jurisdiction in the place where Party A is located.

Both parties agree that any dispute arising from the Contract shall be governed by the laws of the People’s Republic of China.

Article XX The seal for Party A to sign this Contract is “Special Seal for Tax Offset Loan Contract (Electronic) of China Resources Bank of Zhuhai Co., Ltd.”. All business development, litigation (arbitration), execution procedures and other matters under the Contract shall be specifically executed by Party A. Party B has known and agreed to the above matters, and promises not to raise any objection to Party A’s subject qualification in litigation (arbitration) and execution procedures.

(There is no text below)

This Contract is signed by both parties online through Party A’s online financing platform/electronic system. Party B confirms that when signing this Contract, both parties have made detailed description and discussion on all the terms, both parties have no doubt about all the terms of the Contract, and have an accurate understanding of the legal significance of the parties’ rights and obligations and liability limitation or exemption clauses.

Party A: Shenzhen Branch of China Resources Bank of Zhuhai Co., Ltd.

(Stamped with the electronic seal of Party A)

Special Seal for Mortgage Contract of China Resources Bank of Zhuhai Co., Ltd. (Electronic Seal)

Party B: Shenzhen United Time Technology Co., Ltd.

(Stamped with the electronic seal of Party B)

Shenzhen United Time Technology Co., Ltd. (Electronic Seal)